EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-148996, 333-104507, 333-48604, and 333-132148 on Form S-8 of our report dated June 29, 2009, appearing in this Annual Report on Form 11-K of Xcel Energy 401(k) Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
June 29, 2009